Exhibit 99.1

FOR IMMEDIATE RELEASE

KUSTOM ENTERTAINMENT, INC. ANNOUNCES A NON-BINDING MEMORANDUM OF UNDERSTANDING FOR THE CONTEMPLATED DIVESTITURE OF ITS VIDEO SOLUTIONS SEGMENT

OVERLAND PARK, KS – January 22, 2026 – Kustom Entertainment, Inc. (Nasdaq: KUST) (the “Company”) today announced that it has entered into a non-binding Memorandum of Understanding (“MOU”) with Cycurion, Inc. (NASDAQ: CYCU) (“Cycurion”) to divest its video solutions division. The divestiture of the Company’s video solutions business supports the Company’s strategic focus on its rapidly growing live event production and proprietary online ticketing operations, aligning with its broader rebranding initiative and new Nasdaq ticker symbol “KUST”.

Transaction Overview – Pursuant to the MOU, the transaction is expected to be valued between $6.0 million and $8.5 million based on the parties’ pro forma financial information. The transaction is subject to customary closing conditions and subject to final negotiation between the parties. The purchase price is structured to provide the Company with immediate liquidity and long-term equity upside:

●	Cash Consideration: $1.0 million – $1.4 million.
●	Equity Consideration: Remainder to be paid in Cycurion preferred stock.

The divestiture represents a significant step in Kustom’s strategic shift to streamline its operations and focus exclusively on live entertainment and online ticketing markets business segment, which allows the Company to control the entire fan experience—from the moment a ticket is purchased to the final encore of a live performance. By offloading its video solutions division, Kustom intends to aggressively expand its footprint in the live event management and online ticketing platform business — a sector with an estimated $100 billion global addressable market.

Management Comment - “This divestiture allows us to sharpen our focus and allocate resources to the massive opportunity we see in the entertainment sector,” said Stanton E. Ross, CEO of Kustom. “We are evolving from a regional footprint built on the Country Stampede Music Festival to a national live event and ticketing platform positioned for growth in the $100 billion global entertainment market.”, concluded Ross.

The “Country Stampede” Blueprint - Kustom’s flagship event, the Country Stampede Music Festival celebrates its 30th year in 2026, featuring a dynamic mix of legacy and rising acts, including Rascal Flatts, Zach Top, and Treaty Oak Revival. The company plans to leverage the success of this festival as a model for expanding its nationwide event production and integrated ticketing services.

About Kustom Entertainment, Inc. - Kustom Entertainment, Inc. is a leader in live event production and ticketing technology, specializing in large-scale music festivals and end-to-end event management. Its flagship event, Country Stampede, is held annually at the Azura Amphitheater in Bonner Springs, Kansas.

The Company also maintains a legacy segment engaged in video solution technology (in-car and body-worn cameras) for law enforcement and security, currently integrating artificial intelligence to enhance its specialized product lines.

For additional information, please visit www.kustom440.com and www.digitalally.com.

Forward-Looking Statements

Statements made in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of today’s date. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made, and the Company assumes no duty to update forward-looking statements, except as required by law. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of the Company, including, but not limited to, the risks described from time to time in the Company’s periodic filings with the U.S. Securities and Exchange Commission, including, without limitation, the risks described in the Company’s 2024 Annual Report on Form 10-K under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (as applicable). These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and the Company undertakes no duty to update this information.

For Additional Information, Please Contact:

Stanton E. Ross, CEO at (913) 456-5878